Exhibit 1

VOTING TRUST EXTENSION AGREEMENT

THIS AGREEMENT entered into by and among those holders of Common Shares of SIFCO Industries, Inc. executing and delivering this Agreement (“Shareholders”) and JANICE G. CARLSON and CHARLES H. SMITH, III, as Trustees and their successors in trust (said named Trustees and their successors being hereinafter called the “Trustees”);

WITNESSES THAT:

As of February 1, 2013 certain shareholders of SIFCO Industries, Inc. (the “Company”) entered into a Voting Trust Agreement (the “Trust Agreement”) with respect to their shares of Common Stock in the Company; and

Pursuant to Section 14 of the Trust Agreement, the term of Trust Agreement may be extended for an additional period not to exceed two years upon the concurrence of the holders of Trust Certificates representing not less than 85% of the 1,994,674 shares deposited under the Trust Agreement, (after giving effect to stock dividends issued subsequent to the date of the Trust Agreement, the “Trust Shares”); and

The shareholders constituting the holders of Trust Certificates representing not less than 85% of the Trust Shares, wish to extend the term of the Trust Agreement, on the terms and conditions set forth therein, for an additional two (2) years from January 31, 2015.

NOW, THEREFORE, each Shareholder of the Company who becomes a party hereto agrees with each of the other such Shareholders for himself and his heirs, administrators, successors and assigns as follows:

1. EXTENSION OF TRUST AGREEMENT. The Trust Agreement shall be extended, unless sooner terminated on the terms and conditions set forth therein, to January 31, 2017, upon the occurrence prior to January 31, 2015 of the earlier of either:

(a) the execution of this Agreement by the holders of not less than 1,695,472 shares of Common Stock of the Company, such number representing not less than 85% of the Trust Shares,

Or

(b) the presentation to the Company of a certificate signed by the Secretary of the meeting, certifying that at a meeting duly called and held for the purpose of considering an extension, at a place in Cuyahoga County, Ohio, specified in a notice given either by the Trustees or a Trust Certificate holder, not less than ten (10) nor more than thirty (30) days prior to such meeting to each Trust Certificate holder under the Trust Agreement, the holders of Trust Certificates representing not less than eighty-five (85) percent of the Trust Shares voted in favor of this extension.

2. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

3. EXECUTION. This Extension Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instrument. This Extension Agreement shall inure to the benefit of, and be binding upon, all persons executing it and their respective heirs, executors, administrators, legatees and assigns.

IN WITNESS WHEREOF, the Trustees have executed and delivered this Extension Agreement and the Shareholders have become parties hereto in the manner herein before provided.

TRUSTEES:

/s/ Janice G. Carlson
Janice G. Carlson

/s/ Charles H. Smith, III
Charles H. Smith, III

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2017

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

Phyllis Gotschall Wilhelm TTEE	30,077	/s/ Phyllis Wilhelm	12/12/14

FRW Trust FBO PSG PNC Bank NA, Trustee Bonita Rowbothan, Vice President	171,207	/s/ Bonita Rowbothan	12/16/14

Jeffrey Gotschall	152,229	/s/ Jeffrey Gotschall	12/21/14

Dianne Gotschall	400	/s/ Dianne Gotschall	12/21/14

Judith Gotschall	34,715	/s/ Judith Gotschall	12/23/14

Andrew Gotschall	34,715	/s/ Andrew Gotschall	12/23/14

Charles Gotschall	34,715	/s/ Charles Gotschall	12/24/14

Craig Ramsey	32,240	/s/ Craig Ramsey	12/24/14

Alison Weston	32,240	/s/ Alison Weston	12/24/14

Janice Carlson	110,079	/s/ Janice Carlson	12/9/14

Christie Lennen	34,925	/s/ Christie Lennen	12/24/14

Christie Lennen custodian for: Colton Lennen	17,800	/s/ Christie Lennen	12/24/14

Christie Lennen custodian for: Kelby Lennen	6,400	/s/ Christie Lennen	12/24/14

David Fulcher	31,075	/s/ David Fulcher	12/11/14

David Fulcher custodian for: Jessica Fulcher	17,500	/s/ David Fulcher	12/11/14

David Fulcher custodian for: Alyssa Fulcher	6,100	/s/ David Fulcher	12/11/14

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2017

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

Laura Gifford	120,723	/s/ Laura Gifford	12/19/14

Robert Gifford Jr.	27,400	/s/ Robert Gifford Jr.	01/2/15

Terry Gifford	28,200	/s/ Terry Gifford	01/3/15

CHS Foundation Laura Gifford, Trustee	913	/s/ Laura Gifford	12/19/14

GS Capital Portfolio Investments	150,000	/s/ Michael Lipscomb	1/12/14
		As: Managing Partner GSCPI LLC

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2017

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

CHS IR Trust - FBO C Smith III PNC Bank NA, Trustee Bonita Rowbothan, Vice President	57,067	/s/ Bonita Rowbothan	12/16/14

RS IR Trust - FBO C Smith III PNC Bank NA, Trustee Bonita Rowbothan, Vice President	121,678	/s/ Bonita Rowbothan	12/16/14

Charles Smith III	45,766	/s/ Charles Smith III	12/22/14

Hilda Smith	10,000	/s/ Hilda Smith	12/26/14

Jennifer Woodhouse	17,092	/s/ Jennifer Woodhouse	12/27/14

C Jason Smith	18,959	/s/ C Jason Smith	12/21/14

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2017

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

CHS IR Trust FBO D Dowdell PNC Bank NA, Trustee Bonita Rowbothan, Vice President	57,067	/s/ Bonita Rowbothan	12/16/14

RS IR Trust FBO D Dowdell PNC Bank NA, Trustee Bonita Rowbothan, Vice President	121,678	/s/ Bonita Rowbothan	12/16/14

Deborah Dowdell	57,541	/s/ Deborah Dowdell	12/12/14

Adam Morris	16,113	/s/ Adam Morris	12/12/14

Adam Morris custodian for: Maksim Morris	400	/s/ Adam Morris	12/12/14

Molly D Trappe	14,863	/s/ Molly D Trappe	12/17/14

Molly D Trappe custodian for: Taylor Trappe	900	/s/ Molly D Trappe	12/17/14

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2017

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

CHS IR Trust FBO H Smith PNC Bank NA, Trustee Bonita Rowbothan, Vice President	57,068	/s/ Bonita Rowbothan	12/16/14

RS IR Trust FBO H Smith PNC Bank NA, Trustee Bonita Rowbothan, Vice President	121,678	/s/ Bonita Rowbothan	12/16/14

Hudson Smith	72,692	/s/ Hudson Smith	12/31/14

Deborah Ann Smith	6,255	/s/ Deborah A Smith	12/31/14

Hudson Smith Jr	24,776	/s/ Hudson Smith Jr	12/31/14

Hudson Smith Jr custodian for: Peyton Smith	1,500	/s/ Hudson Smith Jr	12/31/14

Hudson Smith Jr custodian for: Charlotte Smith	1,100	/s/ Hudson Smith Jr	12/31/14

Hudson Smith Jr custodian for: Whitney Smith	400	/s/ Hudson Smith Jr	12/31/14

Cynthia R Champ	24,476	/s/ Cynthia R Champ	1/10/15

Cynthia R Champ custodian for: Elise Day Champ	1,100	/s/ Cynthia R Champ	1/10/15

Cynthia R Champ custodian for: William Champ	1,100	/s/ Cynthia R Champ	1/10/15

Cynthia R Champ custodian for: Hudson Champ	400	/s/ Cynthia R Champ	1/10/15

C Halle Smith	24,476	/s/ C Halle Smith	1/15/15